Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Summary Consolidated Financial Information”, “Selected Historical Consolidated Financial and Other Data”, and “Experts” and to the use of our report dated March 5, 2012, included in the Registration Statement (Post-Effective Amendment No. 1 to Form S-1 No. 333-173037) and related Prospectus of MRC Global Inc. dated April 17, 2012.

/s/ Ernst & Young LLP

Charleston, West Virginia

April 13, 2012